Exhibit 23.1




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement filed on Form S-8 of our report dated February 21, 2005, relating to the financial statements of Birner Dental Management Services, Inc. appearing in the Form 10-K for the year ended December 31, 2004.


/s/  HEIN & ASSOCIATES LLP
--------------------------
HEIN & ASSOCIATES LLP

Denver, Colorado
September 27, 2005